EXHIBIT 23.2

Birk Gross Bell & Coulter, P.C.
          CERTIFIED PUBLIC ACCOUNTANTS / BUSINESS CONSULTANTS

Bradley S. Bell, CPA Jeffrey W. Birk, CPA Jeffrey L. Coulter, CPA	Steven A. Eichenberger, CPA Howard I. Gross, CPA, CFP, ABV Steven W. Reed, CPA, ABV	10 W. MARKET, 2300 MARKET TOWER • INDIANAPOLIS, IN 46204 • 317-633-4700 300 S. MADISON, SUITE 410 • GREENWOOD, IN 46142 • 317-887-4072 FAX • 317-638-5217

INDEPENDENT AUDITOR'S CONSENT

Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan

We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated February 10, 1999, (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about Carpenter Industries, Inc.'s ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 2000.

/s/ Birk Gross Bell & Coulter, P.C.

Indianapolis, Indiana
March 6, 2001

Members: Division for CPA Firms American Institute of Certified Public Accountants